                                  EXHIBIT 10.1

                         CONSENT AND AMENDMENT NO. 3 TO
                          LOAN AND SECURITY AGREEMENT

    This Consent and Amendment No. 3 to Loan and Security Agreement (this "Amendment") is made as of May 29, 1998, among DeCrane Aircraft Holdings, Inc., a Delaware corporation ("Borrower"), Bank of America National Trust and Savings Association, successor-by-merger to Bank of America Illinois, individually as a lender ("BoA") and as agent ("Agent"), Comerica Bank--California ("Comerica"), Mellon Bank, N.A. ("Mellon"), and Sumitomo Bank of California ("Sumitomo"; Sumitomo, BoA, Comerica and Mellon being collectively referred to as "Lenders").

    Reference is made to that certain Loan and Security Agreement dated as of April 15, 1997 among Borrower, Agent and Lenders (as amended or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement).

    Borrower has requested that Requisite Lenders consent to the acquisition (the "Avtech Acquisition") by Borrower of not less than 99.44% of the outstanding capital stock of Avtech Corporation, a Washington corporation ("Avtech"). Absent the written consent of Requisite Lenders, consummation of the Avtech Acquisition would cause a breach of each of SECTIONS 5.11 and 5.17 of the Loan Agreement.

    Borrower has also requested that all of the Lenders agree to amend the Loan Agreement in certain respects.

    NOW, THEREFORE, Agent, Lenders and Borrower agree as follows:

    1. CONSENT. Subject to the conditions precedent set forth in Section 2 of this Amendment, Lenders hereby consent to the consummation of the Avtech Acquisition. This consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by Agent or any Lender of any of its rights, legal or equitable, hereunder. Except as set forth above, Agent and each Lender reserves any and all rights and remedies which it has had, has or may have under the Loan Agreement.

    2. AVTECH ACQUISITION CONDITIONS PRECEDENT. The consent of the Lenders to the consummation of the Avtech Acquisition shall become effective as of the date of this Amendment upon the satisfaction of the following conditions precedent:

        2.1. Borrower shall have delivered to Agent a manually executed original of this Agreement;

        2.2. The terms of the Avtech Acquisition shall be no less favorable to the Borrower from those set forth in a draft Stock Purchase Agreement concerning the Avtech Acquisition delivered to counsel to Agent with a draft date of May 13, 1998. In furtherance, and not by way of limitation, of the foregoing:

           2.2.1. The aggregate purchase price of the Avtech Acquisition shall not exceed $83,000,000 PLUS cash and cash equivalents of Avtech and minus indebtedness for borrowed money of Avtech; and

           2.2.2. The Avtech Acquisition shall be consummated on or prior to July 7, 1998.

        2.3. No Event of Default or Unmatured Event of Default shall be in existence at the time of the consummation of the Avtech Acquisition, or would be caused after giving effect thereto;

        2.4. Agent and Lenders shall have completed an environmental due diligence review of Avtech, and shall be satisfied with the results thereof;

        2.5. Agent and Lenders shall have received an executed copy of the purchase agreement between the Borrower and the current shareholders of Avtech (the "Purchase Agreement"), and Agent and

    Lenders shall be satisfied with the terms and conditions thereof, including without limitation the representations, warranties and indemnities made therein in favor of the Borrower;

        2.6. Agent shall have received (i) executed copies of all additional agreements, documents and instruments pertaining to the consummation of the Avtech Acquisition (collectively with the Purchase Agreement, the "Avtech Acquisition Documents") and (ii) a collateral assignment executed by the Borrower, in form and substance acceptable to Agent, of all representations, warranties, covenants and other agreements (including indemnification agreements) made in favor of the Borrower under the Avtech Acquisition Documents, for the benefit of the Agent, the Lenders and Issuer;

        2.7. Agent, for the benefit of itself, Issuer and the Lenders, shall have received (i) a guaranty executed by Avtech in form substantially similar to guaranties previously executed by the presently existing Subsidiaries of the Borrower in connection with the execution of the Loan Agreement, (ii) first priority Liens on the stock and assets of Avtech, granted pursuant to (x) a certain Pledge Agreement dated as of April 15, 1997 executed by Borrower in favor of Agent and (y) a security agreement in form substantially similar to security agreements previously executed by the presently existing Subsidiaries of the Borrower in connection with the execution of the Loan Agreement and (iii) such opinions of legal counsel, stock certificates, insurance certificates, insurance endorsements and assignments, certificates, articles of incorporation, good standing certificates and other agreements, instruments and documents as reasonably requested by Agent, each in form and substance reasonable acceptable to Agent;

        2.8. The board of directors of Avtech shall have approved the consummation of the Avtech Acquisition;

        2.9. Agent shall have received a certificate from Borrower's chief executive officer, president or chief financial officer (i) certifying that all of conditions precedent set forth in Section 2 of this Amendment have been satisfied and (ii) containing a computation of, and showing compliance with, each of SECTIONS 5.24, 5.25, 5.26, 5.27 and 5.28 of the Loan Agreement after giving effect to the Avtech Acquisition and the amendments set forth herein, together with such financial information as Requisite Lenders shall request to verify such compliance;

        2.10. There shall not have been instituted or threatened any litigation or proceeding in any court or administrative forum adversely concerning or affecting the consummation of the Avtech Acquisition;

        2.11. Agent shall have received evidence reasonably acceptable to Agent that the Borrower has received all permits, consents and regulatory approvals necessary to consummate the Avtech Acquisition;

        2.12. Avtech shall have incurred no material liabilities, contingent or otherwise, other than as disclosed on Avtech's most recently audited financial statements, copies of which shall have been delivered to Agent;

        2.13. Between the date of this Amendment and the consummation of the Avtech Acquisition, no event, circumstance or condition shall have occurred or exist which has a Material Adverse Effect; and

        2.14. Between September 30, 1997 and the consummation of the Avtech Acquisition (i) no event, circumstance or condition shall have occurred or exist which has a material adverse effect upon the condition (financial or otherwise), operations, performance or properties of Avtech and (ii) Avtech shall have neither created nor acquired any Subsidiary.

    3. AMENDMENTS TO LOAN AGREEMENT. Subject to the conditions precedent set forth in Section 4 of this Amendment, the Loan Agreement is hereby amended as follows:

        3.1. The first row of the table set forth under the definition of "Applicable Margin" in SECTION 1.1 of the Loan Agreement is hereby amended and restated as follows:

                                                               APPLICABLE IBOR     APPLICABLE BASE
                                                               MARGIN FOR THE      MARGIN FOR THE    APPLICABLE NON-USE
LEVERAGE RATIO                                                 REVOLVING LOANS     REVOLVING LOANS       FEE MARGIN
-----------------------------------------------------------  -------------------  -----------------  -------------------
Greater than 3.00:1.00.....................................            2.25%               1.00%              0.425%

Greater than or equal to 2.50:1.00, but less than
  3.00:1.00................................................            2.00%               0.75%              0.375%

        3.2. The definition of the term "Maximum Revolving Loan Amount" in
    SECTION 1.1 of the Loan Agreement is hereby amended by adding the following sentence to the end of such definition:

       "Upon the satisfaction of the conditions precedent set forth in that certain Amendment No. 3 to Loan and Security Agreement dated as of May 29, 1998 among Borrower, Agent and Lenders ("Amendment No. 3"), and notwithstanding anything to the contrary contained in this definition, each Lender's then existing Maximum Revolving Loan Amount shall automatically reduce by such Lender's Pro Rata Share (determined immediately prior to the applicability of this sentence with respect to any Lender for any applicable date) of the sum of (x) without duplication, the aggregate net proceeds of Indebtedness permitted under SECTION 5.14(B), not to exceed $45,000,000, PLUS (y) the Step-Down Amount. For purposes of this definition and the definition of the term "Revolving Credit Amount", the "Step-Down Amount" shall mean (x) $500,000 on the last day of each calendar month for the period commencing on October 31, 1998 and ending on May 31, 1999 and (y) $1,000,000 on the last day of each calendar month commencing on June 30, 1999."

        3.3. The definition of the term "Revolving Credit Amount" in SECTION 1.1 of the Loan Agreement is hereby amended and restated as follows:

       "Revolving Credit Amount" means the maximum amount of Revolving Loans which Lenders will make available to Borrower. Prior to the satisfaction of the conditions precedent set forth in Amendment No. 3, the Revolving Credit Amount shall be equal to $75,000,000. Upon the satisfaction of the conditions precedent set forth in Amendment No. 3, the Revolving Credit Amount shall be equal to $105,000,000, subject to automatic reduction by the sum of (x) without duplication, the aggregate net proceeds of Indebtedness permitted under SECTION 5.14(B), not to exceed $45,000,000, plus
       (y) the Step-Down Amount. The Revolving Credit Amount shall be subject to reduction pursuant to SECTION 2.1.2."

        3.4. The clause "Four Million Five Hundred Thousand Dollars ($4,500,000)" set forth twice in SECTION 5.24 of the Loan Agreement is hereby amended and restated in each instance to read "Five Million Five Hundred Thousand Dollars ($5,500,000)".

        3.5. SECTION 5.25 is hereby amended and restated as follows:

           "5.25  MINIMUM WORKING CAPITAL RATIO.

           Not permit the Working Capital Ratio as of the last day of each calendar quarter ending during the periods (inclusive) set forth below to be less than the amount set forth opposite such period:

PERIOD                                                                                   AMOUNT
-------------------------------------------------------------------------------------  -----------
June 30, 1997 through September 30, 1999.............................................         .20

December 31, 1999 and the last day of each calendar quarter thereafter...............         .33

        3.6. The ratio "3.00:1.00" set forth in the first row of the table set forth in SECTION 5.27 is hereby amended and restated to read "3.50:1.00".

        3.7. The Maximum Revolving Loan Amount of each Lender shall be amended and restated as set forth on the signature pages to this Amendment.

    4. AMENDMENT CONDITIONS PRECEDENT. The amendments to the Loan Agreement set forth in Section 3 of this Amendment shall become effective as of the date of this Amendment upon the satisfaction of the following conditions precedent:

        4.1. The Avtech Acquisition shall have been consummated on or prior to July 7, 1998, and in accordance with the terms of the Avtech Acquisition Documents and applicable law;

        4.2. Borrower shall have executed and delivered to Agent for distribution to the Lenders amended and restated Revolving Credit Notes in form and substance substantially similar to Revolving Credit Notes previously executed by the Borrower in connection with the execution of the Loan Agreement, each in an amount equal to each Lender's Maximum Revolving Loan Amount;

        4.3. The Subsidiaries of Borrower (other than Avtech) shall have executed and delivered a certain Reaffirmation of Guaranties, in the form of EXHIBIT A to this Amendment;

        4.4. No Event of Default or Unmatured Event of Default shall have occurred and be continuing;

        4.5. Borrower shall have delivered to Agent a certificate in form and substance satisfactory to Agent of Borrower's Secretary or an Assistant Secretary as to Borrower's certificate of incorporation and by-laws, the incumbency of Borrower's officers and corporate resolutions adopted by Borrower's board of directors with respect to this Amendment;

        4.6. Agent shall have received an opinion of Borrower's legal counsel, in form and substance substantially similar to a legal opinion delivered by such counsel to Agent in connection with the execution and delivery of the Loan Agreement;

        4.7. Agent shall have received on or prior to the date hereof an amendment fee (the "Amendment Fee") in the amount of $131,250, for further distribution to the Lenders based on the amounts set forth below each Lender's signature hereto; and

        4.8. Agent shall have received on or prior to the date hereof, for its own account, a fee in respect of the transactions contemplated hereby as set forth in a certain letter agreement of even date herewith between Agent and Borrower.

    5. LOAN REALLOCATION. Effective immediately upon satisfaction of the conditions precedent set forth in each of Sections 2 and 4, (i) Sumitomo shall be deemed automatically to have sold and assigned to BoA, without recourse and without representation and warranty, and BoA shall be deemed automatically to have purchased and assumed from Sumitomo, that interest in Revolving Loans funded by Sumitomo immediately prior to the satisfaction of such conditions precedent so that, after giving effect to such purchase and sale, the ratio of the amount of Revolving Loans funded by each Lender to the aggregate outstanding amount of Revolving Loans equals such Lender's Pro Rata Share after giving effect to the amendments contemplated by this Amendment and (ii) BoA shall wire transfer to Sumitomo immediately available funds in full satisfaction of the purchases and sales contemplated by the preceding clause (i).

    6. COVENANT. Borrower covenants and agrees that Borrower shall (i) acquire (either pursuant to stock purchase, statutory reverse stock split or merger of Avtech into a wholly-owned Subsidiary of Borrower), within 30 days of the effective date of the Avtech Acquisition, 100% of the outstanding capital stock of Avtech not acquired by Borrower in connection with the Avtech Acquisition (the "Follow-Up Acquisition") and (ii) deliver to Agent evidence reasonably acceptable to Agent of the consummation of the Follow-Up Acquisition, together with such additional documents, agreements, instruments and legal opinions reasonably requested by Agent in connection with the consummation of the Follow-Up Acquisition. Borrower acknowledges and agrees that a breach of any of the foregoing covenants and agreements shall constitute an Event of Default.

    7.  MISCELLANEOUS.

        7.1. EXPENSES. Borrower agrees to pay on demand all costs and expenses of Agent (including Attorneys' Fees) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Agent and each Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this SECTION 7.1 shall survive any termination of this Amendment or the Loan Agreement as amended hereby.

        7.2. GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

        7.3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        7.4. REFERENCE TO LOAN AGREEMENT. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendments to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any note and in any Related Agreements, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

        7.5. SUCCESSORS. This Amendment shall be binding upon Borrower, each Lender, Agent and their respective successors and assigns, and shall inure to the benefit of Borrower, each Lender, Agent and their respective successors and assigns.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.

                                DECRANE AIRCRAFT HOLDINGS, INC., as Borrower

                                By
                                     ------------------------------------------
                                Its
                                     ------------------------------------------

                                BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                ASSOCIATION, successor-by-merger to Bank of
                                America Illinois, as Agent

                                By
                                     ------------------------------------------
                                Its
                                     ------------------------------------------

                                BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                ASSOCIATION, successor-by-merger to Bank of
                                America Illinois, as a Lender

                                By
                                     ------------------------------------------
                                Its
                                     ------------------------------------------

                                Maximum Revolving Loan Amount: $42,600,000
                                Share of Amendment Fee:  $59,250

                                COMERICA BANK--CALIFORNIA, as a Lender

                                By
                                     ------------------------------------------
                                Its
                                     ------------------------------------------

                                MELLON BANK, N.A., as a Lender

                                By
                                     ------------------------------------------
                                Its
                                     ------------------------------------------

                                Maximum Revolving Loan Amount: $25,200,000
                                Share of Amendment Fee:  $31,500

                                SUMITOMO BANK OF CALIFORNIA, as a Lender

                                By
                                     ------------------------------------------
                                Its
                                     ------------------------------------------

                                Maximum Revolving Loan Amount: $12,000,000
                                Share of Amendment Fee:  $9,000

                                   EXHIBIT A
                          REAFFIRMATION OF GUARANTIES

                                                                          , 1998

Bank of America National Trust
  and Savings Association, individually
  and as agent ("Agent")
Comerica Bank--California
Mellon Bank, N.A.
Sumitomo Bank of California

Ladies and Gentlemen:

    Each of the undersigned has executed and delivered to Agent, for your collective benefit, a certain Guaranty dated as of April 15, 1997 (November 14, 1997, in the case of Audio International, Inc. and Audio International Sales, Inc.) (each, a "Guaranty"). Each of the undersigned acknowledges receipt of copies of (i) that certain Consent and Amendment No. 3 to Loan and Security Agreement of even date herewith between you and DeCrane Aircraft Holdings, Inc. (the "Amendment") and (ii) each additional instrument, agreement and document required to be delivered to any of you pursuant to the terms of the Amendment (the "Additional Documents"). Each of the undersigned hereby reaffirms the validity of the Guaranty executed by such entity and its obligations thereunder, in each case after giving effect to the execution and delivery of the Amendment and the Additional Documents, and the consummation of the transactions contemplated thereby.

                                AEROSPACE DISPLAY SYSTEMS, INC.
                                CORY COMPONENTS, INC.
                                ELSINORE AEROSPACE SERVICES, INC.
                                ELSINORE ENGINEERING, INC.
                                HOLLINGSEAD INTERNATIONAL, INC.
                                TRI-STAR ELECTRONICS INTERNATIONAL, INC.

                                Each
                                By    ----------------------------------------
                                Its
                                      ----------------------------------------

                                AUDIO INTERNATIONAL, INC.
                                AUDIO INTERNATIONAL SALES, INC.

                                Each
                                By    ----------------------------------------
                                Its
                                      ----------------------------------------